UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 9 and Item 12.  Regulation FD Disclosure and Results of Operations and Financial Condition.

On April 27, 2004, SIRVA, Inc. (“SIRVA”) held a conference call to discuss its results for the first quarter of fiscal year 2004.  During that call, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SIRVA provided non-GAAP financial measures, including Net Revenue and Free Cash Flow, as disclosed in the Current Report on Form 8-K submitted by SIRVA to the Securities and Exchange Commission on April 27, 2004.  Furthermore, SIRVA management discussed additional non-GAAP financial measures and measures that may be non-GAAP (collectively, the “Additional Measures”) on the earnings call.  These Additional Measures are not in accordance with, or an alternative for, GAAP measures and may be different than measures used by other companies.  On the earnings call, SIRVA provided the following Additional  Measures:  (1) Net Revenue per Headcount; (2) Return on Invested Capital; (3) Return on Incremental Invested Capital; and (4) Debt-to-Capitalization Ratio.  SIRVA’s management uses these measures for reviewing its financial results and for business planning and performance assessment.  SIRVA believes that these measures allow investors to evaluate the current operational and financial performance of SIRVA’s business as follows:

(1) Net Revenue per Headcount.  Because of the structure of SIRVA's overall business model, which uses independent agents, owner operators and third-party carriers of various modes to provide transportation, including trucks and trailers, as well as warehouse facilities for storage and delivery programs, a high proportion of overall operating expenses and operating revenues are represented by purchased transportation expense or PTE, which are billed to SIRVA’s customers.  The level of PTE generally increases or decreases in proportion to the operating revenue generated from moving and transportation services provided by SIRVA's independent agent network.  In light of this relationship, and the significant level of PTE as a proportion of its overall operating expenses and operating revenues, SIRVA assesses operating revenues less PTE, or Net Revenue, in evaluating the underlying growth of its operations on a consolidated basis, its operating margins, the level of its expenses, the size of its infrastructure and its current and future capital requirements.  Management believes that Net Revenue per Headcount provides investors with an important measure to monitor SIRVA’s ongoing expense efficiency.  A definition and calculation of Net Revenue per Headcount and a reconciliation to the most directly comparable GAAP measure are included in Exhibit 99.1 to this report, which is attached hereto and which is incorporated herein by this reference.

(2)  Return on Invested Capital.  Return on Invested Capital (“ROIC”) is the rate of return that SIRVA earns on the capital it has invested.  Management uses ROIC as a measure of how effectively SIRVA allocates its capital and its profitability.  This measure excludes equity-based compensation expense and debt extinguishment costs associated with our 2003 initial public offering.  Management believes that this information is useful to investors because it indicates more clearly SIRVA's comparative year-to-year operating results, and because it provides additional information for evaluating the efficiency of SIRVA's capital deployed in its operations.  Management may also use this information to better understand SIRVA's underlying operating results.  A definition and calculation of ROIC are included in Exhibit 99.2 to this report, which is attached hereto and which is incorporated herein by this reference.

(3)  Return on Incremental Invested Capital.  Return on Incremental Invested Capital (“ROIIC”) is rate of return that SIRVA earns on the incremental capital it has invested.  ROIIC measures the amount of capital necessary to fuel future cash flow growth.  This measure excludes equity-based compensation expense and debt extinguishment costs associated with our 2003 initial public offering.  Management believes that this information is useful to investors because it indicates more clearly SIRVA's comparative year-to-year operating results, and because it provides additional information for evaluating the efficiency of SIRVA's capital deployed in its operations.  Management may also use this information to better understand SIRVA's underlying operating results.  A definition and calculation of ROIIC are included in Exhibit 99.3 to this report, which is attached hereto and which is incorporated herein by this reference.

(4)  Debt-to-Capitalization Ratio.  The Debt-to-Capitalization ratio measures the amount of debt used to finance SIRVA’s operations in relation to the total amount of capital (debt plus equity invested by stockholders).  This measure excludes our mortgage warehouse and relocation financing facilities. Management believes that exclusion of these components of debt is useful to investors as it indicates more clearly SIRVA's capital structure.  These facilities are considered cash-neutral because they move roughly in tandem with the change in mortgages held for sale and relocation properties held for sale.  Management also uses this information to better understand SIRVA's underlying capital structure.  Management believes that this debt to capitalization ratio is a metric useful to our lenders and rating agencies for evaluating the financial strength of SIRVA.  A definition and calculation of this ratio are included in Exhibit 99.4 to this report, which is attached hereto and which is incorporated herein by this reference.

The information in this Form 8-K and Exhibits 99.1, 99.2, 99.3 and 99.4 is furnished pursuant to Item 9, “Regulation FD Disclosure,” and Item 12, “Results of Operations and Financial Condition” and, except as shall be expressly set forth by specific reference in such filing, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 4, 2004
	By:	/s/ Ralph A. Ford
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel